UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 6, 2025
ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 E. Layton Avenue,	12th Floor
Denver,	Colorado	80237
(Address of principal executive offices)		(Zip Code)

(720) 258-2130
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	MODV	The NASDAQ Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02    Results of Operations and Financial Condition.

On March 6, 2025, ModivCare Inc. (the “Company”) issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2024. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On March 6, 2025, the board of directors (the “Board”) of the Company appointed Alec Cunningham and David Mounts Gonzales as members of the Board, effective March 7, 2025.

The Board determined that Mr. Cunningham and Mr. Mounts Gonzales satisfy the requirements provided in the Nasdaq Listing Rules and the criteria of the Board to be independent directors. As previously disclosed, on January 9, 2025, the Company entered into Amendment No. 5 (the “Fifth Amendment”) to its Credit Agreement, dated as of February 3, 2022. Pursuant to the Fifth Amendment, the Company has an obligation to appoint to the Board three directors acceptable to certain lenders party thereto, subject to certain conditions. The appointment of Mr. Cunningham is a part of the Company's contractual obligations pursuant to the Fifth Amendment. There are no relationships or related party transactions between the Company and Mr. Cunningham or Mr. Mounts Gonzales, of the type required to be disclosed under applicable Securities and Exchange Commission rules.

Mr. Cunningham is a proven board member and public and private-company CEO with significant national experience with Medicaid, Medicare, and other public-funded healthcare programs, who has delivered excellent operating results in development and turnaround situations. He has unique talent and deep expertise in the policies and operations of government-sponsored health insurance programs and risk-bearing provider organizations. He spent nine years with WellCare Health Plans, a managed care provider of government-sponsored health insurance programs across the United States, where he served as Chief Executive Officer from 2009 to 2013. During his tenure as CEO, Mr. Cunningham led a strategic, operational, and financial transformation of WellCare. Mr. Cunningham also served as Chief Operating Officer at Aetna, a CVS Health company and top private insurance provider in the United States. Mr. Cunningham holds an MBA from the University of Southern California and a bachelor’s degree in economics from Oklahoma State University.

Mr. Mounts Gonzales is a General Partner of the AI Catalyst Fund, a significant shareholder in the Company, which invests in public companies to enhance their use of artificial intelligence and advanced technology through strategic engagement. He is an experienced chief executive and public company director, having served as CEO of Inmar Intelligence, a data-driven commerce and analytics platform, from 2010 to 2022, including as Chairman from 2014 to 2022. Previously, he held senior leadership roles at Domino’s Pizza, Inc. as EVP of Supply Chain and CFO, driving innovation in technology, product, and logistics, and at UPS, Inc., where he held multiple executive positions, including International Country Manager, Corporate Controller, and SVP of UPS Capital. His expertise in AI, analytics, and strategic cost optimization will support the Company in driving operational efficiencies and long-term value creation. Mr. Mounts Gonzales holds an MBA from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree from the University of Nevada, Las Vegas.

Mr. Cunningham and Mr. Mounts Gonzales will receive compensation for service as non-employee directors of the Company consistent with the compensation generally provided to other non-employee directors, as determined by the Board from time to time. Compensation for the Company’s non-employee directors is described in the Company’s Definitive Proxy Statement for its 2024 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 29, 2024.
Item 7.01    Regulation FD Disclosure.

On March 6, 2025, the Company issued a press release announcing the appointments of Mr. Cunningham and Mr. Mounts Gonzales as described herein, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 6, 2025

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ModivCare Inc.

Date: March 6, 2025	By:	/s/ L. Heath Sampson
	Name:	L. Heath Sampson
	Title:	Chief Executive Officer